As filed with the Securities and Exchange Commission on October 1, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOVATEL WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	86-0824673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
9645 Scranton Road, Suite 205
San Diego, CA 92121
(Address of Principal Executive Offices)(Zip Code)

Novatel Wireless, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan
Novatel Wireless, Inc. 2015 Incentive Compensation Plan
(Full title of the plan)

Lance Bridges
Senior Vice President, General Counsel and Secretary
Novatel Wireless, Inc.
9645 Scranton Road, Suite 205
San Diego, CA 92121
(Name and address of agent for service)
(858) 812-3400
(Telephone number, including area code, of agent for service)

Copy To:
Teri O’Brien, Esq.
Paul Hastings LLP
4747 Executive Drive, 12th Floor
San Diego, CA 92121

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☒

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company	☐

CALCULATION OF THE REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Novatel Wireless, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan	2,323,000(2)	$2.30(3)	$5,342,900	$538.03
Common Stock, par value $0.001 per share
Novatel Wireless, Inc. 2015 Incentive Compensation Plan	4,000,000	$2.30(3)	$9,200,000	$926.44
Common Stock, par value $0.001 per share

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the common stock, par value $0.001 per share (the “Common Stock”), of Novatel Wireless, Inc., a Delaware corporation (the “Registrant”), that may be offered or issued under the Novatel Wireless, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan (the “2009 Plan”) or the Novatel Wireless, Inc. 2015 Incentive Compensation Plan to prevent dilution resulting from stock splits, stock dividends, recapitalizations, or similar transactions.

(2)
Represents 2,323,000 additional shares of Common Stock available for future issuance under the 2009 Plan. The Registrant previously registered 2,500,000 shares of Common Stock under the 2009 Plan on the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 10, 2009 (File No. 333-163033), 1,500,000 shares of Common Stock under the 2009 Plan on the Registration Statement on Form S-8 filed with the Commission on August 25, 2011 (File 333-176489), 3,000,000 shares of Common Stock under the 2009 Plan on the Registration Statement on Form S-8 filed with the Commission on August 29, 2013 (File No. 333-190879), and 3,000,000 shares of Common Stock under the 2009 Plan on the Registration Statement on Form S-8 filed with the Commission on March 10, 2015 (File No. 333-202648).

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock on September 28, 2015, as quoted on the NASDAQ Global Select Market. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Registration Statement only.

This Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act.

INTRODUCTORY NOTES

This Registration Statement on Form S-8 is being filed by Novatel Wireless, Inc., a Delaware corporation (the “Registrant”), to register an additional 2,323,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance under the Novatel Wireless, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan (the “2009 Plan”) and 4,000,000 shares of Common Stock reserved for issuance under the Novatel Wireless, Inc. 2015 Incentive Compensation Plan (the “2015 Plan”).
The information called for in Part I of this Registration Statement is included in the Section 10(a) prospectus to be sent or given to participants in the 2009 Plan or the 2015 Plan, respectively, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the Note to Part I of Form S-8, the information is not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference, and shall be deemed to be a part hereof:

(a)     the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on March 9, 2015;
(b)     all other reports of the Registrant filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)     the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 29, 2000, including any amendments or reports filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 4. Description of Securities.
Not applicable
Item 5.    Interests of Named Experts and Counsel.
Not applicable
Item 6.    Indemnification of Directors and Officers.
Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
Section 145 of the Delaware General Corporation Law further provides that: (i) to the extent that a present or former or director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.
Our second amended and restated bylaws provide indemnification of our directors and officers to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers, and we maintain insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as officers and directors of the Registrant.
Item 7.    Exemption from Registration Claimed.
Not applicable
Item 8.    Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index on page 5 and are incorporated by reference herein.
Item 9.    Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 1st day of October, 2015.

NOVATEL WIRELESS, INC.

By:	/s/ MICHAEL A. NEWMAN
Michael A. Newman Executive Vice President, Chief Financial Officer and Assistant Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Alex Mashinsky and Michael Newman his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ ALEX MASHINSKY	Chief Executive Officer and Director	October 1, 2015
Alex Mashinsky
/s/ MICHAEL A. NEWMAN	Executive Vice President, Chief Financial Officer and Assistant Secretary	October 1, 2015
Michael A. Newman
/s/ PHILIP FALCONE	Director	October 1, 2015
Philip Falcone
/s/ RUSSELL GERNS	Director	October 1, 2015
Russell Gerns
/s/ JAMES LEDWITH	Director	October 1, 2015
James Ledwith
/s/ ROBERT PONS	Director	October 1, 2015
Robert Pons
/s/ SUE SWENSON	Chairman of the Board of Directors	October 1, 2015
Sue Swenson
/s/ DAVID A. WERNER	Director	October 1, 2015
David A. Werner

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit Number

3.1	Amended and Restated Certificate of Incorporation	10-K	March 27, 2001	3.1
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	10-Q	November 14, 2002	3.1
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	10-K/A	March 31, 2004	3.2
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	10-K	March 9, 2015	3.4
3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	September 3, 2015	3.1
3.6	Second Amended and Restated Bylaws	8-K	February 19, 2015	3.1
4.1	Form of Novatel Wireless, Inc. Common Stock Certificate	S-1	September 14, 2000	4.1
4.2	Novatel Wireless, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan	8-K	June 29, 2015	10.1
4.3*	Novatel Wireless, Inc. 2015 Incentive Compensation Plan
4.4*	Form of Nonstatutory Stock Option Agreement under the Novatel Wireless, Inc. 2015 Incentive Compensation Plan
5.1*	Opinion of Paul Hastings LLP
23.1*	Consent of Paul Hastings LLP (included in Exhibit 5.1)
23.2*	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP
23.3*	Consent of Independent Auditors, McGladrey LLP
24.1*	Power of Attorney (included on signature page)

* Filed herewith.